QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(E)

        Offer to Purchase

All Outstanding Shares of
Common Stock

of

TRIUS THERAPEUTICS, INC.

at

$13.50 per share, plus one non-transferable contingent value right for each share, which represents the contractual right to receive up to $2.00 per share upon the achievement of certain sales milestones

Pursuant to the Offer to Purchase

Dated August 13, 2013

by

BRGO CORPORATION

a wholly-owned subsidiary of

CUBIST PHARMACEUTICALS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M. EASTERN TIME ON SEPTEMBER 11, 2013, UNLESS THE OFFER IS EXTENDED.

To Our Clients:	August 13, 2013

        Enclosed for your consideration is an Offer to Purchase, dated August 13, 2013 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitutes the "Offer") relating to the offer by BRGO Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Cubist Pharmaceuticals, Inc., a Delaware corporation ("Cubist"), to purchase all of the outstanding shares of common stock, par value $0.0001 per share (the "Shares"), of Trius Therapeutics, Inc., a Delaware corporation ("Trius"), at a price of $13.50 per Share, in cash (the "Closing Amount"), plus one non-transferrable contingent value right ("CVR") per Share, which represents the contractual right to receive up to an additional $2.00 in cash, if specified sales milestones are achieved within an agreed upon time period (the Closing Amount plus one CVR, or any such higher consideration per Share that may be paid pursuant to the Offer is referred to in this letter as the "Merger Consideration"), less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US (OR OUR NOMINEES) AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US (OR OUR NOMINEES) FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

  1.
  The purchase price offered by Purchaser is $13.50 per Share, in cash and without interest, plus one CVR, which represents the contractual right to receive up to an additional $2.00 in cash, if specified sales milestones for certain products are achieved in an agreed upon time period, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of July 30, 2013 (the "Merger Agreement"), among Cubist, Purchaser and Trius, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Trius, with the surviving entity, Trius, becoming a wholly-owned subsidiary of Cubist (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by Cubist and Purchaser, by Trius as treasury stock or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Merger Consideration, without interest thereon, less any applicable taxes.

  4.
  At a meeting held on July 30, 2013, the board of directors of Trius (i) determined that the Merger Agreement and the Transactions (as defined in the Merger Agreement), including the Offer and the Merger, are advisable to, and in the best interest of, Trius and its stockholders, (ii) approved the execution, delivery and performance by Trius of the Merger Agreement and the consummation of the Transactions, including the Offer and the Merger, (iii) authorized and approved the Top-Up Option and the issuance of the Top-Up Shares (each as defined in the Offer to Purchase) and (iv) resolved to recommend that the stockholders of Trius tender their Shares to Purchaser pursuant to the Offer, and, if applicable, approve the adoption of the Merger Agreement and the Merger.

  5.
  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 9:00 A.M. EASTERN TIME ON SEPTEMBER 11, 2013, UNLESS THE OFFER IS EXTENDED BY PURCHASER.

  6.
  The Offer is not subject to a financing condition. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer (as extended in accordance with the Merger Agreement) that number of Shares that, when considered together with all other Shares (if any) beneficially owned by Cubist and its affiliates, represents at least a majority of the total number of Shares outstanding (on a fully-diluted basis) and the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated. The Offer is also conditioned upon the satisfaction of other conditions set forth in Section 14 "Conditions of the Offer" of the Offer to Purchase.

  7.
  Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or MacKenzie Partners, Inc., which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser in the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and adequate documentation of the exemption is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

        Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the expiration of the Offer.

        If you wish to have us tender any or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE SCHEDULED EXPIRATION OF THE OFFER.

        In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Computershare Trust Company, N.A. (the "Depositary") of (a) Share certificates (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase)), (b) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON PURCHASE PRICE FOR THE SHARES TENDERED, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, Purchaser may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of the Shares in such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE
All Outstanding Shares of
Common Stock
of
TRIUS THERAPEUTICS, INC.
at
$13.50 per share, plus one non-transferable contingent value right for each share, which represents the contractual right to receive up to $2.00 per share, upon the achievement of certain sales milestones
by
BRGO CORPORATION
a wholly-owned subsidiary of
CUBIST PHARMACEUTICALS, INC.

        The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated August 13, 2013 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock, par value $0.0001 per share (the "Shares"), of Trius Therapeutics, Inc.

        This will instruct you to tender the number of Shares indicated below that are held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

        The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to Computershare Trust Company, N.A., the Depositary for the Offer, will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

NUMBER OF SHARES TO BE TENDERED:*	SIGN HERE
(Signature(s))
Please Type or Print Name(s)
Please Type or Print Name(s)
Area Code and Telephone Number
Tax Identification Number or Social Security Number
Dated:

*
Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.

Please return this form to the brokerage firm or other nominee maintaining your account.

QuickLinks

  Exhibit (a)(1)(E)